SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K


           Current Report Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): JANUARY 11, 1999


                       IMAGE ENTERTAINMENT, INC.
        (Exact name of registrant as specified in its charter)


     CALIFORNIA            000-11071             84-0685613
  (State or Other       (Commission File        (IRS Employer
  Jurisdiction of           Number)          Identification No.)
  Incorporation)


  9333 OSO AVENUE, CHATSWORTH, CALIFORNIA                 91311
(Address of principal executive offices)              (Zip Code)


   Registrant's telephone number, including area code: (818)407-9100


                            NOT APPLICABLE.
    (Former name or former address, if changed since last report.)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On January 11, 1999, Image Entertainment, Inc.
("Image"), through Image Newco, Inc. ("Image Newco"), a wholly-owned subsidiary of Image, completed its acquisition of certain assets and liabilities of the digital video disc (DVD) and laserdisc (LD) retail sales business (the "Acquired Business") of Ken Crane's Magnavox City, Inc. ("Ken Crane's") pursuant to an Asset Purchase Agreement dated as of August 20, 1998 between Ken Crane's and Image Newco (as amended, the "Purchase Agreement"). The Acquired Business is engaged in Internet/direct-to-consumer retailing of DVD and LD entertainment software. The assets acquired by Image Newco included the "kencranes.com" website, a mail-order business, an approximately 8,000 square foot retail store (located in leased premises in Westminster, California), DVD and LD inventory, and fixed assets and certain other assets used in the operation of the Acquired Business's Internet, mail-order and retail store businesses. In addition, Image Newco assumed certain trade accounts payable of the Acquired Business.

          The acquisition purchase price paid to Ken Crane's included:
(1) $3,000,000 in cash and (2) 258,370 shares of Image common stock, valued at $2,000,000. The value of the 258,370 shares issued to Ken Crane's was based upon the average closing price for the 20 days preceding the August 20, 1998 signing of the Purchase Agreement. The purchase price may be subject to adjustment following a post-closing audit of the Acquired Business. The purchase price was determined through arms-length negotiations between executives of Image and representatives of Ken Crane's. In its determination of the purchase price, Image considered the Acquired Business's reputation and goodwill, the revenues and results of operations of the Acquired Business in recent periods, the business potential of the Acquired Business, the advantages of offering Internet and direct-to-consumer retail sales and other synergies of the two businesses. In connection with the acquisition, Image Newco entered into (1) a five-year employment agreement with Charles K. Crane, II ("Ken Crane, Jr.") (and paid a signing bonus of $1,500,000 pursuant to that agreement) and (2) one-year consulting agreements with Pamela Crane and Casey Crane (and made a one-time payment of $250,000 to each in connection with those agreements). Ken Crane, Jr. will serve as Vice President - General Manager of
Image Newco.

          Image funded the purchase price and other related payments with a portion of the $10,920,000 net proceeds (excluding professional services fees) raised in the sale of 2,400,000 shares of Image common stock that closed on January 6, 1999.

          The acquisition will be accounted for as a purchase;
therefore, the Acquired Business's operating results will be included in Image's operations from the date of the acquisition. Prior to the acquisition, the Acquired Business was one of Image's largest customers. During the year ended March 31, 1998, sales by Image to the Acquired Business totaled $8.1 million.

          Copies of the Purchase Agreement, the first amendment to the Purchase Agreement and the press release issued by Image on January 12, 1999 relating to the acquisition are attached hereto as Exhibits 2.1,
2.2 and 99.1, respectively, and are incorporated herein by this reference.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of businesses acquired. The following financial information is not included herewith and will be filed by amendment not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed:

          (1) Audited financial statements of Acquired Business for the fiscal year ended July 31, 1998 and the independent auditors' report of KPMG LLP with respect thereto.

     (b) Pro forma financial information. The following pro forma financial information is not included with this filing and will be filed by amendment not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed:

          (1) Pro forma statement of operations for Image (for the year ended March 31, 1998) and the Acquired Business (for the year ended June 30, 1998), as if the acquisition had occurred on the first day of the period presented. A June 30, 1998 year end date will be utilized for the Acquired Business pro forma financial statements to comply with Rule 11-02(c)(3) of Regulation S-X of the Securities and Exchange Commission rules and regulations.

          (2) Pro forma statement of operations for Image and the Acquired Business for the nine months ended December 31, 1998, as if the acquisition had occurred on the first day of the period presented.

          (3)  Pro forma balance sheets of Image and the Acquired
          Business as of December 31, 1998, as if the acquisition had occurred on the balance sheet date.

          (4) Notes supporting the pro forma financial statements referred to in (1), (2) and (3) above.

     (c)  Exhibits.

Exhibit   Description
Number

2.1 Asset Purchase Agreement dated as of August 20, 1998 by and between Image Newco, Inc. and Ken Crane's Magnavox City, Inc. Filed as Exhibit 2.1 of Image's Registration Statement on Form S-2 (Registration No. 333-65611) and incorporated herein by this reference.

2.2       First Amendment to Asset Purchase Agreement dated as of
          October 3, 1998 by and between Image Newco, Inc. and Ken Crane's Magnavox City, Inc. Filed as Exhibit 2.2 of Image's Registration Statement on Form S-2 (Registration No. 333-65611) and incorporated herein by this reference.

99.1      Press release issued January 12, 1999.

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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         IMAGE ENTERTAINMENT, INC.
                         By:  /s/ Jeff M. Framer
                              Jeff M. Framer
                              Chief Financial Officer

Date:  January 21, 1999

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